Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Stephens Annual Investment Conference 2020

HOUSTON, TEXAS – November 18, 2020 – Group 1 Automotive, Inc. (NYSE: GPI), ("Group 1" or the "Company"), an international, Fortune 500 automotive retailer, today announced that senior management will present at the Stephens Annual Investment Conference 2020 on Thursday, November 19, 2020.  The virtual conference presentation is scheduled to begin at 3:00 p.m. E.T.

A softcopy of the Company’s presentation material provided at the virtual conference will also be available within http://www.group1corp.com/events and within the Investor Relations section of Group 1's website at http://group1corp.com/company-presentations.

About Group 1 Automotive, Inc.

Group 1 owns and operates 185 automotive dealerships, 241 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com